Ontario and Alberta - Form 27
British Columbia, Form 53-901F

MATERIAL CHANGE REPORT UNDER SECTION 75(2) OF THE SECURITIES ACT (ONTARIO),
SECTION 118(1) OF THE SECURITIES ACT (ALBERTA) AND
SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)

MATERIAL CHANGE REPORT

ITEM 1	REPORTING ISSUER Buffalo Gold Ltd. Suite 880, 609 Granville Street Vancouver, BC V7Y 1G5
ITEM 2	DATE OF MATERIAL CHANGE February 28, 2004
ITEM 3	PRESS RELEASE Issued March 11, 2004 at Vancouver, BC
ITEM 4

SUMMARY OF MATERIAL CHANGE

Buffalo Gold Ltd. reports that its agreement to acquire an interest in certain gold properties in the Peoples Republic of China from Terrawest Resource Holdings Ltd. ("Terrawest") has terminated

ITEM 5

FULL DESCRIPTION OF MATERIAL CHANGE

Buffalo Gold Ltd. ("Buffalo") reports that its agreement to acquire an interest in certain gold properties in the Peoples Republic of China from Terrawest Resource Holdings Ltd. ("Terrawest") has terminated as a result of the receipt by Terrawest of a notice from The Gold Group Co. of Guizhou Province terminating its Letter of Agreement on Cooperation dated August 30, 2003 with Terrawest for the establishment of a Sino-foreign cooperative joint venture company for the purpose of exploring and mining a number of mineral exploration permits in Guizhou Province.

By an agreement dated October 20, 2003 with Terrawest and its wholly-owned subsidiary, Terrawest Gold Corp. ("TGC"), Terrawest and TGC agreed to assign to Buffalo all of their interest in the Letter of Agreement on Cooperation.

Buffalo will continue to actively seek other resource properties of merit.

ITEM 6	RELIANCE ON SECTION 85(2) OF THE ACT This report is not being filed on a confidential basis.
ITEM 7	OMITTED INFORMATION There are no significant facts required to be disclosed herein which have been omitted.

ITEM 8	DIRECTOR/SENIOR OFFICER Contact: John Tully Telephone: 604.685.5492
ITEM 9	STATEMENT OF SENIOR OFFICER/DIRECTOR The foregoing accurately discloses the material change referred to herein.

DATED at Vancouver, BC this 11th day of March 2004.
/s/ John Tully ----------------------------------------------- John Tully, President & Director